Exhibit 99.1
4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release
Pebblebrook Hotel Trust Completes $44.25 Million Sale of Montrose at Beverly Hills

Bethesda, MD, November 20, 2025 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company” or “Pebblebrook”) announced today that on November 19, 2025, it successfully completed the sale of the 133-room Montrose at Beverly Hills in West Hollywood, California for $44.25 million to a third party.
Based on the hotel’s trailing twelve-month financial performance ended September 30, 2025, the $44.25 million sales price equates to an earnings before interest, taxes, depreciation, and amortization (“EBITDA”) multiple of 16.1x and a net operating income (“NOI”) capitalization rate of 5.2%, assuming a 4.0% capital reserve.
Pebblebrook expects to use the sale proceeds for general corporate purposes, including reducing outstanding debt, repurchasing the Company’s common or preferred shares, and supporting other capital allocation priorities to enhance long-term shareholder value.
This transaction is not expected to affect the Company’s current fourth-quarter or full-year 2025 Outlook, which was issued on November 5, 2025.
In addition to the sale of Montrose at Beverly Hills, the Company has one other hotel under contract at a sales price of $72.0 million. This transaction is expected to close during the fourth quarter, subject to customary closing conditions; however, there can be no assurance that the sale will be completed on the anticipated terms or timeline.
About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 45 hotels, totaling approximately 12,000 guest rooms across 13 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow @PebblebrookPEB.
This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “estimated” and “will” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the intended use of proceeds and the Company’s timing estimate of the completion of an additional hotel sale. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, the operating performance of our hotels and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of November 20, 2025. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.
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Contacts:

Raymond D. Martz, Co-President and Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Montrose at Beverly Hills
Reconciliation of Hotel Net Loss to Hotel EBITDA and Hotel Net Operating Income
September 2025 Trailing Twelve Months
(Unaudited, in millions)

Twelve Months Ended
September 30,
2025

Hotel net loss	($0.0)

Adjustment:
Depreciation and amortization	2.8

Hotel EBITDA	$2.8

Adjustment:
Capital reserve	(0.5)

Hotel Net Operating Income	$2.3

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented estimated trailing twelve-month hotel EBITDA and estimated trailing twelve-month hotel net operating income after capital reserves because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotel’s estimated trailing twelve-month EBITDA and estimated trailing twelve-month net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s estimated trailing twelve-month EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	74%	86%	86%	77%	81%
ADR	$251	$275	$272	$250	$263
RevPAR	$186	$236	$234	$192	$212

Hotel Revenues	$291.4	$372.2	$369.2	$316.0	$1,348.8
Hotel EBITDA	$73.2	$131.4	$125.1	$84.0	$413.6
Hotel EBITDA Margin	25.1%	35.3%	33.9%	26.6%	30.7%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2024	2024	2024	2024	2024

Occupancy	60%	76%	79%	67%	70%
ADR	$300	$307	$307	$285	$300
RevPAR	$179	$233	$241	$191	$211

Hotel Revenues	$292.4	$377.4	$390.5	$325.6	$1,385.9
Hotel EBITDA	$57.6	$117.8	$109.8	$63.0	$348.2
Hotel EBITDA Margin	19.7%	31.2%	28.1%	19.3%	25.1%

	First Quarter	Second Quarter	Third Quarter
	2025	2025	2025

Occupancy	61%	78%	81%
ADR	$294	$302	$290
RevPAR	$179	$237	$233

Hotel Revenues	$294.8	$387.2	$384.9
Hotel EBITDA	$49.5	$113.6	$102.4
Hotel EBITDA Margin	16.8%	29.3%	26.6%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of November 19, 2025, following the sale of Montrose at Beverly Hills, as if they were owned as of January 1, 2019, except for LaPlaya Beach Resort & Club which is excluded from all time periods due to its closure following Hurricane Ian. These historical operating results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.